Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 7, 2021, in the Registration Statement (Form S-1) and related Prospectus of Cognition Therapeutics Inc. dated July 19, 2021.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

July 19, 2021